Exhibit 99.2

Independent Auditor’s Report

Board of Directors

Granite Ridge Resources Inc.

Dallas, Texas

Opinion

We have audited the accompanying statements of revenues and direct operating expenses of certain properties of Granite Ridge Resources, Inc. operated by Henry Energy LP (“Henry”) acquired by Vital Energy, Inc. (the “Henry Properties”) for the years ended December 31, 2022 and 2021, and the related notes (the financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenues and direct operating expenses of the Henry Properties for the years ended December 31, 2022 and 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statement” section of our report. We are required to be independent of Granite Ridge Resources, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Presentation

We draw attention to Note 1 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. The presentation is not intended to be a complete financial statement presentation of the properties described above. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•      Exercise professional judgment and maintain professional skepticism throughout the audit.

•      Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•      Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Granite Ridge Resources, Inc.’s internal control. Accordingly, no such opinion is expressed.

•      Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ FORVIS, LLP

Dallas, Texas

December 5, 2023

HENRY PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Nine Months Ended September 30,		Year ended December 31,
	2023	2022	2022	2021
	(Unaudited)
REVENUES
Oil and natural gas sales	$28,008	$36,662	$49,422	$28,186
DIRECT OPERATING EXPENSES
Lease operating expenses	5,458	4,243	5,982	3,218
Production and ad valorem taxes	1,245	2,185	3,245	1,675
Total direct operating expenses	6,703	6,428	9,227	4,893
REVENUE IN EXCESS OF DIRECT OPERATING EXPENSES	$21,305	$30,234	$40,195	$23,293

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses.

1.	Background and nature of operations

The accompanying statements of Revenues and Direct Operating Expenses (the “Statements”) represent the direct undivided interest in the revenue and direct operating expenses associated with certain oil and gas assets of Granite Ridge Resources, Inc. (the “Company”) operated by Henry Energy LP (“Henry”) ("the Henry Properties") in the Permian Basin of West Texas. The Henry Properties were acquired by Vital Energy, Inc. ("Vital").

The Statements vary from a complete income statement in accordance with accounting principals generally accepted in the United States of America (“US GAAP”) as they do not include certain expenses incurred in connection with the ownership and operation of the Henry Properties, including but not limited to general and administrative expenses, effects of derivative transactions, interest expense, depletion and amortization, provision for income taxes and other expense items not directly associated with Henry Properties. Furthermore, no balance sheet has been presented for the Henry Properties because the Henry Properties were not accounted for as a separate subsidiary or division of the Company and complete financial statements thereof are not available, nor has information about the Henry Properties’ operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statements are presented in lieu of the full financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The Statements for the nine months ended September 30, 2023 and 2022 are unaudited and have been prepared on the same basis as the Statements for the years ended December 31, 2022 and 2021 and, in the opinion of management of the Company, reflect all adjustments necessary to fairly state the Henry Properties’ excess of revenues over direct operating expenses for the nine months ended September 30, 2023 and 2022.

2.	Summary of significant accounting policies

Use of Estimates

The preparation of the Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are primarily derived from its interests in the sale of oil and natural gas production. The Company recognizes revenue from its interests in the sales of oil and natural gas in the period that its performance obligations are satisfied.

Performance obligations are satisfied when the customer obtains control of product, when the Company has no further obligations to perform related to the sale, when the transaction price has been determined and when collectability is probable.

The Company receives payment from the sale of oil and natural gas production from one to three months after delivery. The transaction price is variable as it is based on market prices for oil and natural gas, less revenue deductions such as gathering, transportation and compression costs. Management has determined that the variable revenue constraint is overcome at the date control passes to the customer since the variable consideration to be received can be reasonably estimated based on daily market prices and historical transportation charges. Revenue is presented net of these costs within the Statements. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been and are insignificant.

Non-operated Crude Oil and Natural Gas Revenues

The Company’s proportionate share of production from non-operated properties is generally marketed at the discretion of the operators. For non-operated properties, the Company receives a net payment from the operator representing its proportionate share of sales proceeds which is net of transportation and production tax costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds to be received by the Company during the month in which production occurs and it is probable the Company will collect the consideration it is entitled to receive. Proceeds are generally received by the Company within one to three months after the month in which production occurs.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses related to the operation of the Henry Properties. The direct operating expenses include lease operating expenses, production taxes and ad valorem taxes. Lease operating expenses represents field employees’ salaries, saltwater disposal, repairs and maintenance, expensed workovers and other operating expenses. The Company incurs production taxes on the sale of its production. The Company incurs ad valorem tax on the value of its properties in certain states. These taxes are reported on a gross basis.

3.	Contingencies

The Company is subject to various possible contingencies that arise primarily from interpretation of federal and state laws and regulations affecting the oil and gas industry. Such contingencies include differing interpretations as to the prices at which oil and natural gas sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Although management believes that it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, environmental matters are subject to regulation by various federal and state agencies.

The Company is not aware of any legal, environmental or other contingencies that would have a material effect on the Statements.

4.	Risk Concentrations

As a non-operator, 100% of the Company’s wells are operated by third-party operating partners. As a result, the Company is highly dependent on the success of these third-party operators. If they are not successful in the development, exploitation, production and exploration activities relating to the Company’s leasehold interests, or are unable or unwilling to perform, the Company’s financial condition and results of operation could be adversely affected. These risks are heightened in a low commodity price environment, which may present significant challenges to these third-party operators. The Company’s third-party operators will make decisions in connection with their operations that may not be in the Company’s best interests, and the Company may have little or no ability to exercise influence over the operational decisions of its third-party operators.

Henry accounted for 100% of total revenue of the Henry Properties for the periods presented. The loss of Henry as an operator of the Henry Properties could adversely affect revenues attributable to the Company’s assets in the short term.

5.	Subsequent Events

The Company has evaluated subsequent events through December 5, 2023, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require recognition or disclosure in these Statements.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY PROPERTIES

Oil and Natural Gas Reserves and Related Financial Data

Information with respect to the Henry Properties’ oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by independent third-party reserve engineers, based on information provided by the Company.

Prices presented in the table below are the trailing 12 month simple average spot price at the first of the month for natural gas at Henry Hub and West Texas Intermediate crude oil at Cushing, Oklahoma, prior to adjustments for location, grade and quality.

	December 31,
	2022	2021
Prices utilized in the reserve estimates before adjustments:
Oil per Bbl	$94.14	$66.55
Natural gas per Mcf	6.36	3.60

The following tables present Henry Properties’ third-party independent reserve engineers estimates of its proved developed and undeveloped oil and natural gas reserves. The Company emphasized that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment.

	Oil	Natural Gas
	(MBbl)	(MMcf)	MBoe
Proved developed and undeveloped reserves at December 31, 2020	2,947	5,235	3,820
Revisions of previous estimates	(802)	(774)	(931)
Extensions and discoveries	208	370	270
Production	(359)	(685)	(473)
Proved developed and undeveloped reserves at December 31, 2021	1,994	4,146	2,686
Revisions of previous estimates	107	1,769	402
Acquisition of reserves	348	832	487
Production	(447)	(899)	(597)
Proved developed and undeveloped reserves at December 31, 2022	2,002	5,848	2,978

	Oil	Natural Gas
	(MBbl)	(MMcf)	MBoe
Proved developed reserves:
December 31, 2021	1,133	2,359	1,527
December 31, 2022	1,654	5,016	2,491
Proved undeveloped reserves:
December 31, 2021	861	1,787	1,159
December 31, 2022	348	832	487

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY PROPERTIES

Notable changes in proved reserves for the year ended December 31, 2021 included the following:

•	Revisions of previous estimates. In 2021, revisions of previous estimates decreased proved developed and undeveloped reserves by approximately 931 MBoe. The decrease was primarily due to unfavorable adjustments attributable to well performance, partially offset by higher oil and natural gas prices. The proved reserves at December 31, 2021 were determined using the SEC prices of $66.55 per Bbl of oil and $3.60 per MMBtu of natural gas, as compared to corresponding prices of $39.54 per Bbl of oil and $1.99 per MMBtu of natural gas at December 31, 2020.

•	Extensions and discoveries. Extensions and discoveries of 270 MBoe were primarily the result of successful drilling activity in the Permian Basin.

Notable changes in proved reserves for the year ended December 31, 2022 included the following:

•	Revisions of previous estimates. In 2022, revisions of previous estimates increased proved developed and undeveloped reserves by approximately 402 MBoe. The increase was primarily driven by higher oil and natural gas prices. The proved reserves at December 31, 2022 were determined using the SEC prices of $94.14 per Bbl of oil and $6.36 per MMBtu of natural gas, as compared to corresponding prices of $66.55 per Bbl of oil and $3.60 per MMBtu of natural gas at December 31, 2021.

•	Acquisition of reserves. In 2022, acquisition of reserves of 487 MBoe were primarily attributable to the acquisition of certain proved undeveloped reserves in the Permian Basin.

Proved reserves are estimated quantities of crude oil and natural gas, which geological and engineering data indicates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserved that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein

Future oil and natural gas sales, production and development costs have been estimated using prices and costs in effect at the end of the years included, as required by ASC 932. ASC 932 requires that net cash flow amounts be discounted at 10%. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing our oil and natural gas reserves and for asset retirement obligations, assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the appropriate period-end statutory tax rates to the future pretax net cash flow relating to our proved oil and natural gas reserves, less the tax basis of the related properties and tax credits and loss carry forwards relating to crude oil and natural gas producing activities. The future income tax expenses do not give effect to tax credits, allowances, or the impact of general and administrative costs of ongoing operations relating to the proved oil and natural gas reserves.

The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Henry Properties. Material revisions to estimates of proved reserves may occur in the future; development and production of reserves may not occur in the period assumed; actual prices realized are expected to vary significantly from those used and actual costs may vary.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY PROPERTIES

The following table sets forth the standardized measure of discounted future net cash flows attributable to the proved oil and natural gas reserves at December 31, 2022 and 2021:

	December 31,
(in thousands)	2022	2021
Future cash inflows	$239,063	$156,431
Future production costs	(64,826)	(54,481)
Future development costs	(5,705)	(14,325)
Future income tax expense	(1,255)	(821)
Future net cash flows	167,277	86,804
10% discount for estimated timing of cash flows	(63,418)	(28,560)
Standardized measure of discounted future net cash flows	$103,859	$58,244

A summary of the changes in the standardized measure of discounted future net cash flows attributable to proved reserves are as follow:

	December 31,
(in thousands)	2022	2021
Balance, beginning of period	$58,244	$19,615
Sales of oil and natural gas produced, net of production costs	(40,195)	(23,293)
Extensions and discoveries	—	3,967
Previously estimated development cost incurred during the period	14,089	10,194
Net change of prices and production costs	48,989	44,242
Change in future development costs	(371)	6,119
Revisions of quantity and timing estimates	15,019	(10,105)
Accretion of discount	5,877	1,995
Change in income taxes	(218)	(192)
Acquisition of reserves	11,364	—
Other	(8,939)	5,702
Balance, end of period	$103,859	$58,244